Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS FOURTH QUARTER

AND FULL YEAR 2015 RESULTS

– FFO Grew 75.8% to $0.58 per Diluted Share for Fourth Quarter 2015 –

– FFO Increased 12.6% to $1.97 per Diluted Share for Full Year 2015 –

– Added Seven Properties in 2015 for $73.5 Million –

– Raised Quarterly Dividend 5.1% to $0.41 per Share –

– Announces $7.5 Million Stock Repurchase Program –

GREAT NECK, New York, March 14, 2016 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter and year ended December 31, 2015.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty stated, “With over $130 million selectively deployed over the past two years into income producing properties, along with the profitable sale of non-core assets, we have further refined the quality of our well diversified portfolio. The positive impact from these efforts resulted in significant growth in our per share funds from operations in both the fourth quarter and full year 2015. As we move into 2016, we expect to remain disciplined in our allocation of capital as we work to actively manage our acquisitions and dispositions. We continue to believe that this approach of steady growth will support consistent cashflow and the growth of our dividend over time.”

Fourth Quarter Operating Results:

Total revenues for the three months ended December 31, 2015 grew $3.3 million, or 21.7%, to $18.5 million, from $15.2 million for the three months ended December 31, 2014. The current quarter includes $2.2 million from lease termination fees associated with two properties, substantially all of which were re-leased, increases of $1.3 million from the net contributions of acquisitions and $561,000 from tenant reimbursements.

Total operating expenses in the fourth quarter of 2015 increased $900,000, or 11.3%, to $8.9 million, from $8.0 million for the three months ended December 31, 2014. The increase is due to increases of $678,000 in real estate expenses and $617,000 in depreciation and amortization, offset by decreases of $236,000 in both real estate acquisition costs and Federal excise and state taxes.

Net income attributable to One Liberty in the fourth quarter of 2015 was $5.2 million, or $0.31 per diluted share, compared to $11.6 million, or $0.71 per diluted share, in the fourth quarter of 2014.

Funds from Operations, or FFO, was $9.7 million, or $0.58 per diluted share, for the quarter ended December 31, 2015, compared to $5.5 million, or $0.33 per diluted share, in the corresponding period of 2014. Adjusted Funds from Operations, or AFFO, was $8.3 million, or $0.50 per diluted share, for the quarter ended December 31, 2015, compared to $7.1 million, or $0.44 per share in the corresponding prior year period. A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included in this release.

Full Year 2015 Operating Results:

Total revenues for the year ended December 31, 2015 grew 8.6% to $65.7 million from $60.5 million in 2014, due to increases of $2.3 million in rental income, $1.6 million in lease termination fees and $1.3 million in tenant reimbursements. Rental income in 2015 increased 4.2% to $59.0 million from $56.6 million in 2014, primarily reflecting the net impact of acquisitions and dispositions in 2015 and 2014.

Total operating expenses during 2015 increased $2.9 million, or 9.6%, to $33.1 million, from $30.2 million during 2014. The increase is due to increases in depreciation and amortization, real estate expenses and, to a lesser extent, an increase in general and administrative expense. A significant portion of the increase in depreciation and amortization and real estate expense is due to the properties acquired in 2015 and 2014. Operating expenses for 2014 includes a $1.1 million impairment loss.

Net income attributable to One Liberty was $20.5 million, or $1.22 per diluted share, compared to $22.1 million, or $1.37 per diluted share, in 2014.

FFO for 2015 was $32.7 million, or $1.97 per diluted share, compared to 2014 FFO of $28.2 million, or $1.75 per diluted share. AFFO for 2015 was $32.0 million, or $1.92 per diluted share, compared to 2014 AFFO of $29.7 million, or $1.84 per diluted share.

Balance Sheet:

At December 31, 2015, the Company had $12.7 million of cash and cash equivalents, total assets of $650.4 million, total debt of $352.7 million and total stockholders’ equity of $260.5 million.

At March 9, 2016, One Liberty’s available liquidity was approximately $61.5 million, including approximately $5.0 million of cash and cash equivalents (net of the credit facility’s required $3 million deposit maintenance balance) and $56.5 million available under its credit facility.

Dividends:

Effective as of the dividend declared in late December 2015 and paid in January 2016, One Liberty increased its quarterly dividend payment by 5.1% from $0.39 per share to $0.41 per share.

Subsequent Event:

On February 1, 2016, One Liberty sold a portfolio of eight retail properties located in Louisiana and Mississippi comprising 25,000 square feet for $13.75 million. The Company anticipates recognizing a $785,000 gain in the quarter ending March 31, 2016. In connection with the sale, One Liberty paid off the $7.8 million mortgage and incurred a debt prepayment expense of $380,000. These properties accounted for 2.3% of rental income in 2015.

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Stock Repurchase Program:

On March 10, 2016, One Liberty’s Board of Directors approved a $7.5 million stock repurchase program.  This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions. As of March 10, 2016, One Liberty had approximately 17 million shares outstanding.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization (including amortization of deferred leasing costs), plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. One Liberty computes AFFO by adjusting FFO for straight-line rent accruals and amortization of lease intangibles, deducting lease termination fees and gains on extinguishment of debt and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures) and prepayment costs associated with mortgage debt.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

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FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating the Company’s performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities. Management also prepares and reviews the reconciliation of net income to FFO and AFFO.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and in particular “Item 1A. Risk Factors” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The primary business of the Company is to acquire, own and manage a geographically diversified portfolio consisting primarily of retail, industrial, flex and health and fitness properties, many of which are subject to long term net leases. Substantially all of our leases are “net leases”, under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.onelibertyproperties.com

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ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Real estate investments, net	$562,257	$504,850
Properties held-for-sale	12,259	10,176
Investment in unconsolidated joint ventures	11,350	4,907
Cash and cash equivalents	12,736	20,344
Restricted cash	1,074	1,607
Unbilled rent receivable	13,577	12,815
Unamortized intangible lease assets, net	28,978	27,387
Other assets	8,147	8,353
Total assets	$650,378	$590,439

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable	$334,428	$292,049
Line of credit - outstanding	18,250	13,250
Unamortized intangible lease liabilities, net	14,521	10,463
Other liabilities	20,753	18,773
Total liabilities	387,952	334,535

Total One Liberty Properties, Inc. stockholders' equity	260,495	254,276
Non-controlling interests in consolidated joint ventures	1,931	1,628
Total equity	262,426	255,904
Total liabilities and equity	$650,378	$590,439

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ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Rental income, net	$14,814	$14,339	$58,973	$56,647
Tenant reimbursements	1,445	884	3,852	2,561
Lease termination fees	2,236	-	2,886	1,269
Total revenues	18,495	15,223	65,711	60,477

Operating expenses:
Depreciation and amortization	4,294	3,677	16,384	14,662
General and administrative	2,395	2,298	9,527	8,796
Real estate expenses	2,025	1,347	6,047	4,407
Federal excise and state taxes	77	313	343	488
Real estate acquisition costs	32	268	449	479
Leasehold rent	77	77	308	308
Impairment loss	-	-	-	1,093
Total operating expenses	8,900	7,980	33,058	30,233

Operating income	9,595	7,243	32,653	30,244

Other income and expenses:
Gain on sale of real estate, net	-	10,180	5,392	10,180
Purchase price fair value adjustment	-	-	960	-
Prepayment costs on debt	-	(1,581)	(568)	(1,581)
Equity in earnings of unconsolidated joint ventures	101	136	412	533
Gain on sale-investment in BRT Realty Trust (related party)	-	-	-	134
Other income	31	9	108	29
Interest:
Expense	(4,337)	(4,090)	(16,027)	(16,305)
Amortization and write-off of deferred financing costs	(195)	(296)	(1,023)	(1,037)
Income from continuing operations	5,195	11,601	21,907	22,197
Income from discontinued operations	-	-	-	13

Net income	5,195	11,601	21,907	22,210
Less net income attributable to non-controlling interests	(4)	(18)	(1,390)	(94)

Net income attributable to One Liberty Properties, Inc.	$5,191	$11,583	$20,517	$22,116

Per common share attributable to common stockholders- diluted:
Income from continuing operations	$0.31	$0.71	$1.22	$1.37

Funds from operations - Note 1	$9,740	$5,461	$32,717	$28,248
Funds from operations per common share-diluted - Note 2	$0.58	$0.33	$1.97	$1.75

Adjusted funds from operations - Note 1	$8,343	$7,116	$31,997	$29,703
Adjusted funds from operations per common share-diluted - Note 2	$0.50	$0.44	$1.92	$1.84

Weighted average number of common and unvested restricted shares outstanding:
Basic	16,743	16,208	16,516	16,051
Diluted	16,851	16,308	16,624	16,151

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ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Note 1:	2015	2014	2015	2014
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$5,191	$11,583	$20,517	$22,116
Add: depreciation of properties	4,244	3,628	16,150	14,494
Add: our share of depreciation of unconsolidated joint ventures	224	94	634	374
Add: impairment loss	-	-	-	1,093
Add: amortization of deferred leasing costs	50	49	234	168
Add: Federal excise tax relating to gain on sales	65	320	174	302
Deduct: gain on sales of real estate	-	(10,180)	(5,392)	(10,180)
Deduct: purchase price fair value adjustment	-	-	(960)	-
Adjustments for non-controlling interests	(34)	(33)	1,360	(119)

NAREIT funds from operations applicable to common stock	9,740	5,461	32,717	28,248

Deduct: straight-line rent accruals and amortization of lease intangibles	28	(695)	(1,605)	(1,756)
Add (deduct): our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	16	-	7	(1)
Deduct: lease termination fee income	(2,236)	-	(2,886)	(1,269)
Add: prepayment costs on debt	-	1,581	568	1,581
Add: amortization of restricted stock compensation	592	465	2,334	1,833
Add: amortization and write-off of deferred financing costs	195	297	1,023	1,038
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	5	4	23	17
Adjustments for non-controlling interests	3	3	(184)	12

Adjusted funds from operations applicable to common stock	$8,343	$7,116	$31,997	$29,703

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.31	$0.71	$1.22	$1.37
Add: depreciation of properties	0.26	0.23	0.98	0.90
Add: our share of depreciation of unconsolidated joint ventures	0.01	-	0.04	0.02
Add: impairment loss	-	-	-	0.07
Add: amortization of deferred leasing costs	0.01	-	0.02	0.01
Add: Federal excise tax relating to gain on sales	-	0.02	0.01	0.02
Deduct: gain on sales of real estate	-	(0.62)	(0.32)	(0.63)
Deduct: purchase price fair value adjustment	-	-	(0.06)	-
Adjustments for non-controlling interests	(0.01)	(0.01)	0.08	(0.01)

NAREIT funds from operations per share of common stock-diluted	0.58	0.33	1.97	1.75

Deduct: straight-line rent accruals and amortization of lease intangibles	-	(0.04)	(0.10)	(0.10)
Add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	-	-	-	-
Deduct: lease termination fee income	(0.13)	-	(0.17)	(0.08)
Add: prepayment costs on debt	-	0.10	0.03	0.10
Add: amortization of restricted stock compensation	0.04	0.03	0.14	0.11
Add: amortization and write-off of deferred financing costs	0.01	0.02	0.06	0.06
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	-	-	-	-
Adjustments for non-controlling interests	-	-	(0.01)	-

Adjusted funds from operations per share of common stock-diluted	$0.50	$0.44	$1.92	$1.84

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